Exhibit 23.3





                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Foodbrands America, Inc. on Form S-8
(File No.         ) of our report dated January 6, 1996, on our
audits of the financial statements of KPR Holdings, L.P. as of December 10, 1995 and Decemebr 31, 1994, and for the period ended December 10, 1995 and the fiscal years ended December 31, 1994 and January 1, 1994, which report is included in Foodbrands America, Inc.'s Form 8-K, as amended through April 25, 1996.





                                   DELOITTE & TOUCHE LLP



Fort Worth, Texas
May 28, 1996